LOAN AND SECURITY AGREEMENT
                                 AMENDMENT NO.2

         AMENDMENT made June 5, 1996, to the LOAN AND SECURITY AGREEMENT, dated December 13, 1994 and amended as of March 1, 1996 (the "Loan Agreement"), by and between BPI PACKAGING TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 455 Somerset Avenue, North Dighton, Massachusetts 02764 ("Borrower"); and CITIZENS SAVINGS BANK, a Rhode Island banking corporation having its principal office at One Citizens Plaza, Rhode Island 02903-1339 ("Bank").

                                  WITNESSETH:

         Background. Pursuant to the Loan Agreement, the Bank has extended to the Borrower a secured revolving line of credit up to the principal sum of Four Million Dollars ($4,000,000.00). Based upon Borrower's results of operations for the fiscal year ended February 1996, Borrower has requested Bank to waive certain requirements of the Loan Agreement, which Bank agrees to do on the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises herein contained, and each party intending to be legally bound hereby, the parties agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned by the Loan Agreement.

         2. Representations. Borrower represents and warrants to Bank that:

               (a)  All of the  representations  and  warranties  set  forth  in
Section 2 of the Loan Agreement are true and correct as of the date hereof.

               (b) No event has occurred and is continuing which constitutes or, with the passage of time or the giving of notice or both, would constitute an Event of Default under the Loan Agreement as amended hereby.

         3. Advances and Letters of Credit. Section 3.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Pursuant to the Terms of this Agreement and upon satisfaction of the conditions precedent referred to in Section 4 hereof, Bank may make Advances to Borrower, and Borrower may borrow, prepay and reborrow under this Section, provided that the aggregate principal amount of Advances outstanding hereunder shall not exceed the Borrowing Limit and provided, further, that the aggregate principal amount of Advances outstanding hereunder together with Bank's contingent liability under outstanding letters of credit issued by Bank on Borrower's application shall not exceed the Formula Limit."

         4. Financial Covenant Waivers. Bank hereby waives compliance by the Borrower with the requirements of Sections 7.15 ("Capital Base") and 7.16 ("Debt:Equity Ratio") as of all dates before the date of this Agreement, provided that the Borrower shall be in compliance with the requirements of those Sections on and after the date of this Agreement. In consideration of the foregoing waiver, concurrently with the execution of this Agreement, Borrower has paid Bank a waiver fee in the amount of $25,000.00.

         5. General. (a) This Amendment may be executed in any number of counterparts which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the State of Rhode Island.

               (b) The captions in this Amendment are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

               (c) Except as amended hereby, the terms of the Loan Agreement continue in full force and effect.

     In witness whereof, Borrower and Bank have executed this Amendment No.2 to the Loan Agreement on the date first above written.

                                          BPI PACKAGING TECHNOLOGIES, INC.

                                          By: /s/ Dennis N. Caulfield
                                             -----------------------------------
                                             Dennis N. Caulfield, President



                                          CITIZENS SAVINGS BANK

                                          By:/s/ Jonathan C. Neuner, V.P.
                                             -----------------------------------
                                             Jonathan C. Neuner, Vice President


                                      -2-


                              CONSENT OF GUARANTOR

         The undersigned, RC AMERICA, INC., a Delaware Corporation, hereby acknowledges and consents to the terms of the foregoing Amendment, confirms that the undersigned's Guaranty Agreement dated December 13, 1994 (the "RC Guaranty") of the obligations of BPI Packaging Technologies, Inc. to Citizens Savings Bank ("Bank"), and the Security Agreement of even date therewith (the "RC Security Agreement") securing the RC Guaranty, remain in full force and effect, and confirms that the undersigned has no defenses, offsets or counterclaims in respect of the rights of Bank under the RC Guaranty or the RC Security Agreement.



                                          RC AMERICA, INC.

                                          By: /s/ Dennis N. Caulfield
                                             -----------------------------------
                                             Dennis N. Caulfield, President